EXHIBIT 23.0

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-136382), pertaining to the Annapolis Bancorp, Inc. 2007 Employee Stock Purchase Plan of our report dated March 18, 2013 included in this Annual Report on Form 11-K pertaining to the Annapolis Bancorp, Inc. 2007 Employee Stock Purchase Plan for the ten month period ended October 31, 2012.

/s/ Stegman & Company

Baltimore, Maryland

March 18, 2013

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